                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 12, 2004
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                              EMPIRE RESORTS, INC.
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             (Exact name of registrant as specified in its charter)

    Delaware                          001-12522                 13-3714474
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(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)

c/o Monticello Raceway, Route 17B, Monticello, NY                 12701
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  (Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code: (845) 794-4100
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                                      N/A
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         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS.

     On November 12, 2004, the Seneca-Cayuga Tribe of Oklahoma (the
"Seneca-Cayuga Tribe") entered into an Agreement of Settlement and Compromise to resolve certain claims against the State of New York.

     Once the Agreement becomes effective, as described below, the Seneca-Cayuga
Tribe has agreed to dismiss with prejudice all claims against the State and related entities and individuals and withdraw its cross appeals that are now pending in the 2nd Circuit Court of Appeals. The Seneca-Cayuga Tribe has also agreed to dismiss certain other claims against the towns of Aurelius and
Montezuma and Cayuga County related to the exercise of jurisdiction over certain lands now owned by the Seneca-Cayuga Tribe.

     In return, the State has agreed to negotiate and enter into a mutually satisfactory gaming compact (subject to the review and approval of the Secretary of Interior of the United States) that will authorize the Seneca-Cayuga Tribe to operate a Class III gaming facility on a parcel of land in the Town of Thompson,
New York and to fully support all regulatory approvals required for such facility. Such parcel of land (not to exceed 100 acres) will be Indian Country under 18 U.S.C. ss.1151 and will be exempt from real property taxes. Other than such land, the United States is not to take any other property in the State into trust for the Seneca-Cayuga Tribe and the Seneca-Cayuga Tribe is not to exercise any sovereignty over any such other property.

     The gaming compact will be for an initial period of 14 years, subject to automatic renewal for seven years. The right to conduct gaming on the parcel of land is subject to the commencement of construction and operation, within six months and 18 months, respectively, of the date of receipt of final state and federal environmental approval authorizing construction of a permanent gaming facility. The compact will authorize the operation of slot machines, but not the operation of video lottery gaming devices (as authorized under New York law) and will give the Seneca-Cayuga Tribe and certain other approved Indian nations or tribes the exclusive right to operate slot machines within the geographic area defined by Bronx, Delaware, Greene, Kings, New York, Orange, Queens, Richmond,
Rockland, Sullivan, Ulster and Westchester counties.

     The Seneca-Cayuga Tribe has agreed to contribute 25% (20% during the first four years) of the net drop from the operation of the gaming facility to the
State of New York. In addition, the Seneca-Cayuga Tribe has agreed to collect all State and local sales taxes in connection with sales of personal property on the property, including all alcoholic beverages, cigarettes and other tobacco products and gasoline and other automotive fuels. The Seneca-Cayuga Tribe has agreed to comply with all federal and state environmental laws in relation to the facility, to adopt building, electric, fire, plumbing codes and other standards consistent with national and international standards.

     The settlement agreement provides for a mutual release and satisfaction of all claims between the parties to the agreement. Its effectiveness is subject to the following conditions: (1) any necessary legislation required to be enacted by the New York State Legislature to implement the settlement agreement is enacted by the Legislature and approved by the Governor, (2) the United States
Congress enacts and the President signs federal legislation authorizing and ratifying the settlement agreement, extinguishing the Seneca-Cayuga Tribe's land claims in New York, waiving tribal sovereign immunity for purposes of the

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settlement agreement, granting federal jurisdiction for actions arising under the settlement agreement and directing the Secretary of Interior to take the designated parcel of land into trust for the purposes of owning and operating a
Class II and Class III gaming facility on such land.

     The Seneca-Cayuga Tribe acknowledges that the litigation concerning the land claims may be continued by the Cayuga Nation of New York, another plaintiff in the case, and has relinquished any and all claims that it may have in any monetary judgment ultimately entered against the State. In addition, the
Seneca-Cayuga Tribe has agreed to pay up to $350 Million to the State in the event that a final non-appealable judgment in the litigation results in a monetary award against the State of New York or to cover up to $150 Million of payments by the State to the Cayuga Nation of New York if there is a final settlement of the claim between the Cayuga Nation of New York and the State.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMPIRE RESORTS, INC.

Dated: November 18, 2004                      By:  /s/ Scott A. Kaniewski
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                                                  Name:  Scott A. Kaniewski
                                                  Title: Chief Financial Officer

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